UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 8, 2011

GP Strategies Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-7234	13-1926739
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6095 Marshalee Drive, Suite 300, Elkridge, MD	21075
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 379-3600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

On March 10, 2011, GP Strategies Corporation, a Delaware corporation (“GP Strategies”), announced that its operating subsidiary, General Physics Corporation, a Delaware corporation (“GP”), together with its subsidiary, General Physics (UK) Ltd. (“GP UK”) entered into an Asset Purchase Agreement dated March 8, 2011 (the “Asset Purchase Agreement”) with RWD Technologies, LLC, a Delaware limited liability company, and certain of its subsidiaries (collectively, “RWD”), to acquire certain operating assets of the consulting business of RWD (the “Acquired Business”).  A copy of the Asset Purchase Agreement is attached as Exhibit 2.1 to this report and is incorporated herein by reference.

Under the terms of the Asset Purchase Agreement, upon closing of the transactions contemplated by the Asset Purchase Agreement (the “Closing”), GP will pay RWD approximately $28 million in cash, subject to adjustment based on the working capital of the Acquired Business as of Closing, as defined in the Asset Purchase Agreement. The Closing is expected to occur on the later of: 1) April 1, 2011 (unless another date is otherwise mutually agreed to in writing by GP and RWD); or 2) the third business day following the satisfaction or waiver of all conditions of the parties to consummation of the Closing transactions set forth in the Asset Purchase Agreement. The Asset Purchase Agreement may be terminated at any time prior to the Closing upon the occurrence of certain events, including by mutual written consent of GP and RWD or if the required Closing conditions have not been satisfied or waived by April 30, 2011. Closing is subject to the satisfaction of certain conditions, including, without limitation, the delivery of certain consents and the execution of employment agreements with key executives and non-competition, non-disclosure and non-solicitation agreements with certain individuals. There can be no assurances that such conditions will be met or waived, or that the Closing will occur as expected.

Item 8.01                                             Other Events

On March 10, 2011, GP Strategies issued a press release announcing the execution of the Asset Purchase Agreement.  A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01                                             Financial Statements & Exhibits

(d) Exhibits

2.1

Asset Purchase Agreement dated March 8, 2011 by and among General Physics Corporation, General Physics (UK) Ltd., RWD Technologies, LLC, RWD Technologies UK Limited, RWD Technologies Canada, Co. RWD Holdings LLC, RWD Technologies De Colombia, Ltda. and the Equity Owners of the Sellers identified on the signature pages thereto.

99.1	Press release dated March 10, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GP STRATEGIES CORPORATION

Date: March 11, 2011	/s/ Scott N. Greenberg
Scott N. Greenberg
Chief Executive Officer